RiverNorth Opportunities Fund, Inc. POS EX

Exhibit 99.(d)(1)

. NNNNNNNNNNNN+ NNNNNNNNN RiverNorth Opportunities Fund, Inc. MR.A SAMPLE DESIGNATION.(IF.ANY) ADD.1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Subscription Agent: Computershare Trust Company, N.A. Information Agent: Georgeson LLC Banks, brokers and shareholders call toll-free: (888) 219-8320NNNNNN C1234567890 JNTNNNNNN Subscription 12345678901234 Rights SUBSCRIPTION RIGHTS CERTIFICATE VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M. EASTERN TIME ON THE EXPIRATION DATE: November 3, 2020 (unless extended) RIVERNORTH OPPORTUNITIES FUND, INC SUBSCRIPTION RIGHTS FOR SHARES OF COMMON STOCK In order to exercise your rights, you must complete both sides of this Subscription Rights Certificate. The registered holder (the “Holder”) of this Subscription Certificate named below, or its assignee, is entitled to the number of rights (each, a “Right”) to purchase shares of common stock, $0.0001 par value (the “Shares”), of RiverNorth Opportunities Fund, Inc. (the “Fund”) as generally described in the Prospectus Supplement dated September 29, 2020 (the “Prospectus Supplement”). Each holder of the Fund’s Shares on the record date (“Record Date Stockholder”) of October 2, 2020 (the “Record Date”) is entitled to receive one (1) Right for each Share held of record on the Record Date. The number of Rights to be issued to a Record Date Stockholder will be rounded up to the nearest number of Rights evenly divisible by three. For every three (3) Rights held, a Holder may subscribe for and purchase one (1) new Share (the “Primary Subscription”). In addition, Record Date Stockholders who fully exercise their Rights may subscribe for additional Shares not subscribed for by others in the Primary Subscription (“Over-Subscription Privilege”) subject to limitations and allotment. Rights acquired in the secondary market may not participate in the Over-Subscription Privilege. The Board of Directors of the Fund has the right in its absolute discretion to eliminate the Over-Subscription Privilege if it considers it to be in the best interest of the Fund to do so. The Board of Directors may make that determination at any time, without prior notice to Rights Holders or others, up to and including the seventh day following the expiration date of November 3, 2020 (unless extended by the Board of Directors)(the “Expiration Date”). Fractional shares will not be issued upon the exercise of the Rights. Accordingly, new Shares may be purchased only pursuant to the exercise of Rights in integral multiples of three. Rights Holders will not know the subscription price at the time of exercise and will be required initially to pay for both the Shares subscribed for pursuant to the Primary Subscription and, if eligible, any additional Shares subscribed for pursuant to the Over-Subscription Privilege, at the estimated subscription price of $14.18 per Share. An exercising Rights Holder will generally have no right to rescind a purchase after the Subscription Agent has received payment. Any refund in connection with an over-subscription will be delivered as soon as practicable after the Expiration Date and after all over-subscription allocations, if any, have been effected. The Rights represented by this Subscription Rights Certificate may be exercised, as described further in the Prospectus Supplement by delivering to Computershare Trust Company, N.A. (“Computershare” or the “Subscription Agent”), prior to 5:00 p.m., Eastern Time, on the Expiration Date of November 3, 2020 (unless extended), either, (1) this Subscription Rights Certificate, properly completed and executed, together with full payment for all the Rights the Holder elects to exercise under the Primary Subscription and Over-Subscription Privilege, or (2) a Notice of Guaranteed Delivery guaranteeing delivery of (i) a properly completed and executed Subscription Certificate and (ii) payment of the estimated Subscription Price in full for each share of Common Share subscribed for under the Primary Subscription Privilege and Over-Subscription Privilege (if applicable) (which certificate and full payment must then be delivered by the close of business on the second Business Day after the Expiration Date). This Subscription Rights Certificate may be transferred by duly completing and signing Section 2 on the reverse side hereof. All Rights not exercised prior to 5:00 p.m. on November 3, 2020 shall be null and void. Holder ID COY Class Rights Qty Issued Rights Cert # 123456789 XXXX Subscription Rights XXX.XXXXXX 12345678 Signature of Owner and U.S. Person for Tax Certification Signature of Co-Owner (if more than one registered holder listed) Date (mm/dd/yyyy)12345678 CLS XRT2 COYC + 03BRNB

To subscribe for your primary shares please complete line “A” on the card below. Example: 88 shares = 90 rights as rounded up to the nearest number divisible by three 30 rights divided by 3 = 30 Shares. The maximum number of Shares you can subscribe pursuant to the Primary Subscription would be 30. 30 $14.18 $425.40 A. x= (Estimated Subscription Price) (Payment to be Remitted) (No. of shares) If you are not exercising in full your Primary Subscription, check box D below and we will attempt to sell any remaining unexercised Rights. Please note that $14.18 is an estimated price only. The Subscription Price will be determined on November 3, 2020, the Expiration Date (unless extended) and could be higher or lowerthan the Estimated Subscription Price depending on changes in the net asset value and share price of the Shares. The subscription price per Share will be determined based upon a formula equal 95% of the reported NAV or 95% of the market price per Share, whichever is higher, on the Expiration Date, unless the Offer is extended. Market price per Common Share will be determined based on the average of the last reported sales price of a Share on the New York Stock Exchange for the five trading days preceding (and not inclusive of) the Expiration Date. To subscribe for any Shares in the Over-Subscription Privilege, please complete line “B” below. Please Note: Only Record Date Shareholders who have exercised their Primary Subscription in full may apply for shares pursuant to the Over-Subscription Privilege. Payment of Shares: Full payment for both the primary subscription and over-subscription shares. Please reference your rights card control number on your check or cashier’s check (and on the Notice of Guaranteed Delivery, if applicable.). For Holders who wish to make such payment by cashier’s check, the cashier’s check must have the registered Holder’s name imprinted (not simply written) on the check by the financial institution. If the aggregate Subscription Price paid by a Record Date Shareholder is insufficient to purchase the number of Shares that the Holder indicates are being subscribed for, or if a Record Date Shareholder does not specify the number of Common Shares to be purchased, then the Record Date Shareholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to purchase Common Shares to the full extent of the payment rendered. If the aggregate Subscription Price paid by a Record Date Shareholder exceeds the amount necessary to purchase the number of Common Shares for which the Record Date Shareholder has indicated an intention to subscribe, then the Record Date Shareholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to the full extent of the excess payment tendered. Expiration Date (November 3, 2020 unless extended) PLEASE FILL IN ALLAPPLICABLE INFORMATION. A. Primary Subscription $14.18÷ 3 = x = $ _________________ (3 Rights = 1 Share) (Rights Exercised) (No. of Shares) (Estimated Subscription Price) B. Over-Subscription Privilege* $14.18x = $ _________________ In addition, I wish to apply for additional shares pursuant to the (maximum no. of additional (Estimated Subscription Price) Over-Subscription Privilege shares) * The Over-Subscription Privilege may only be exercised if the Primary Subscription is exercised in full, and may only be exercised by Record Date Shareholders, as described in the Prospectus Supplement. Over-Subscriptions may not be accepted by the Fund and are subject to pro rata reductions. C. Amount of Check Enclosed (A+B) = $ _________________ D. Sell any remaining Rights Sell all of my Rights SECTION 1. TO SUBSCRIBE: I hereby irrevocably subscribe for the number of Shares indicated above upon the terms and conditions specified in the Prospectus Supplement relating thereto, receipt of which is acknowledged. I hereby agree that if I fail to pay for the Shares for which I have subscribed (or are deemed to have subscribed for as set forth above), the Fund may exercise any of the remedies set forth in the Prospectus Supplement. TO SELL: If I have checked the box on line D, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus. Signature(s) of Subscriber(s)/Seller(s) __________________________________________________________________________________________________________________ Please give your telephone number: ( _______ )__________________________________________________________________________________________________________ Please give your e-mail address: ______________________________________________________________________________________________________________________ SECTION 2. TO TRANSFER RIGHTS: For value received, __________________ of the Rights represented by this Subscription Certificate are assigned to: _________________________________________________________________________________________________________________________________________________ (Print Full Name of Assignee) Social Security Number (Print Full Address) _________________________________________________________________________________________________________________________________ (Print Full Address) _________________________________________________________________________________________________________________________________ Signature(s) of Assignor(s) ___________________________________________________________________________________________________________________________ IMPORTANT: The signature(s) must correspond in every particular, without alteration, with the name(s) as printed on your Subscription Certificate. Your Signature must be guaranteed by an Eligible Guarantor Institution as that term is defined under Rule 17Ad-15 of the Securities Exchange Act of 1934, which may include: a) a commercial bank or trust company, or b) a member firm of a domestic stock exchange, or c) a savings bank or credit union. Signature Guaranteed By __________________________________________________________ _____________________________________________________________ (name of Bank or Firm) (Signature of Officer and Title)Return Subscription Certificate by first class mail or overnight courier to: Computershare. By Mail: By Express Mail or Overnight Courier: For questions pertaining to this offer, please RiverNorth Opportunities Fund, Inc RiverNorth Opportunities Fund, Inc call: Attn: Corporate Actions Voluntary Offer Attn: Corporate Actions Voluntary Offer Georgeson LLC P.O. Box 43011 250 Royall Street, Suite V Banks, brokers and shareholders call Providence, RI 02940-3011 Canton, MA 02021 toll-free: (888) 219-8320